As filed with the Securities and Exchange Commission on July 19, 2017	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bioptix, Inc.
(Exact name of registrant as specified in its charter)

Colorado	84-155337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

834-F South Perry Street, Suite 443
Castle Rock, CO 80104

(Address of principal executive offices) (Zip Code)

Bioptix, Inc.
2002 Stock Incentive Plan
(Amended and Restated November 30, 2016), as amended
(Full title of the plan)

Michael M. Beeghley
Chief Executive Officer
834-F South Perry Street, Suite 443
Castle Rock, Colorado 80104

(Name and address of agent for service)

(303) 545-5550
(Telephone number, including area code, of agent for service)

With copies to:
Harvey Kesner, Esq. Tara Guarneri-Ferrara, Esq.
Sichenzia Ross Ference Kesner LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Emerging Growth Company ☐	Accelerated filer ☐ Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share		Proposed maximum aggregate offering price		Amount of Registration Fee
Common stock, no par value	435,859 shares	$4.03	(2)	$1,756,512	(2)	$203.58	(2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2002 Stock Incentive Plan (Amended and Restated November 30, 2016), as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)
Estimated in accordance with paragraph (c) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee.  The maximum offering price with respect to the shares registered herein is based on the average of the high and low sale prices of a share of common stock as reported on The NASDAQ Capital Market on July 17, 2017.

EXPLANATORY STATEMENT

This registration statement on Form S-8 (the “Registration Statement”) relates to an additional 435,859 shares of common stock of Bioptix, Inc. (the “Registrant,” the “Company,” “we,” “us” or “our”), no par value, which are issuable pursuant to, or upon exercise of, options that have been granted or may be granted under our 2002 Stock Incentive Plan, Amended and Restated on November 30, 2016, as amended (the “Plan”). An amendment to increase the number of shares available to be awarded under the Plan by 250,000 shares (post 1-for-8 reverse stock split) was described in the Registrant's definitive proxy statement, filed with the United States Securities and Exchange Commission (the "Commission") on July 24, 2015, and was approved by the Registrant's shareholders on September 1, 2015. An amendment to increase the number of shares available to be awarded under the Plan by 185,859 shares was described in the Registrant's definitive proxy statement, filed with the United States Securities and Exchange Commission (the "Commission") on October 17, 2016, and was approved by the Registrant's shareholders on November 30, 2016.

Under the Plan, a total of 895,000 shares of common stock have been reserved for issuance upon the grant and exercise of options to officers, directors, employees and consultants of the Company, which represents 459,141 shares reserved under the Plan prior to its amendment and restatement plus (i) 250,000 shares added to the Plan at the time of the amendment and restatement as of September 1, 2015 and (ii) 185,859 shares added to the Plan at the time of the amendment and restatement as of November 30, 2016; provided, however, that no more than 800,000 shares may be issued upon the exercise of Incentive Stock Options.

The Registrant previously filed Registration Statements on Form S-8 to register 17,708 shares of Common Stock (File No. 333-143959), filed on June 22, 2007, 7,709 shares of Common Stock (File No. 333-165841), filed on April 1, 2010, 2,917 shares of Common Stock (File No. 333-171251), filed on December 17, 2010, 11,146 shares of Common Stock (File No. 333-183133), filed on August 8, 2012, 150,000 shares of Common Stock (File No. 333-187537), filed March 26, 2013, 53,125 shares of Common Stock (File No. 333-189606), filed on June 26, 2013, and 225,000 shares of Common Stock (File No. 333-198054), filed on August 11, 2014, authorized for issuance under the Plan. All applicable share amounts in the prior sentence reflect a 1-for-5 reverse split of its Common Stock effected by the Registrant on July 29, 2011, a 1-for-6 reverse split of its Common Stock effected by the Registrant on June 20, 2012 and a 1-for-8 reverse split of its Common Stock effected by the Registrant on March 30, 2016, and in all cases are net of 3,993 share rights arising from rounding differences from the reverse splits. All applicable share amounts above have been reduced by 12,456 cumulative prior shares issued upon the exercise of stock options. Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant's Registration Statement on Form S-8 (File No. 333-143959) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, to be used in connection with resales of securities registered hereunder by the Selling Stockholders, some of whom may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended. The Selling Stockholders may be selling up to an aggregate of 173,333 shares of common stock that constitute “restricted securities” which have been issued by the Registrant pursuant to the Plan, prior to the filing of this Registration Statement.

i

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item 1.                     Plan Information.

The Company will provide each recipient (the “Recipients”) of a grant under the Bioptix, Inc., 2002 Stock Incentive Plan, Amended and Restated on November 30, 2016, as amended (the “Plan”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.                     Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Jeff McGonegal
Chief Financial Officer
Bioptix, Inc.
834-F South Perry Street, Suite 443 Castle Rock, CO 80104 Telephone: (303) 545-5550

ii

REOFFER PROSPECTUS

BIOPTIX, INC.

214,333 Shares of Common Stock

This reoffer prospectus relates to 214,333 shares of our common stock, no par value, that may be offered and resold from time to time by the selling stockholders identified in this prospectus (the “Selling Stockholders”) for their own account. The Selling Stockholders were issued restricted stock grants and options to purchase shares of our common stock pursuant to the Plan. It is anticipated that the Selling Stockholders will offer the common stock for sale at prevailing prices on The NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The Plan authorizes the issuance of up to 895,000 shares of our common stock to officers, directors, employees and consultants of the Company. This reoffer prospectus has been prepared for the purposes of registering the common stock (including the common stock issuable upon exercise of the options) under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

The Selling Stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on The NASDAQ Capital Market under the symbol “BIOP”. On July 17, 2017, the closing price of our common stock on such market was $4.00 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is July 19, 2017.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this prospectus, unless otherwise noted, “Bioptix,” “Company,” “we,” “us,” and “our” refer to Bioptix, Inc.

Business Overview

Through our wholly owned subsidiary, BiOptix Diagnostics, Inc. (“BDI”), which we acquired in September 2016, we developed a proprietary Enhanced Surface Plasmon Resonance technology platform for the detection of molecular interactions.  We acquired a Surface Plasma Resonance (SPR) platform which seeks to combine high sensitivity with microarray detection capability to allow researchers to understand whether their target molecules have functionality against the disease targeted. SPR is an advanced and highly sensitive optical technology that can measure refractive index changes on a sensor chip's gold surface due to a change in mass that occurs during a binding event. This change can be used to monitor biological interactions such as the concentration of target molecules, kinetic rates and affinity constants.

Historically, we have been an in vitro diagnostic company.  We hold an exclusive license agreement with Washington University (UWA") in St. Louis which granted us an exclusive license and right to sublicense its technology for veterinary products worldwide, subject to certain exceptions.  In July 2012, we granted Ceva Sante Animale S.A. ("Ceva") an exclusive royalty-bearing license to our intellectual property and other assets, relating to recombinant single chain reproductive hormone technology for use in non-human mammals.  This license includes a sublicense of the technology licensed to us by WA.  Ceva continues to advance development of the bovine rFSH product and cumulative cash payments received to date by us from Ceva are approximately $2 million.

Recent Developments

Effective January 14, 2017, the Company adopted a plan to exit the business of BDI and commenced a significant reduction in the workforce. The decision to adopt this plan was made following an evaluation by the Company's Board of Directors in January 2017, of the estimated results of operations projected during the near to mid-term period for BDI, including consideration of product development required and updated sales forecasts, and estimated additional cash resources required. Accordingly, the historical results of BDI have been classified as discontinued operations for all periods presented.

Company Background and Information

We were incorporated on July 24, 2000 in the state of Colorado under the name "AspenBio, Inc.", which was subsequently changed to AspenBio Pharma, Inc. In December 2012, we changed our name to "Venaxis, Inc." and in 2016, in connection with our acquisition of BiOptix Diagnostics, Inc., we changed our name to "Bioptix, Inc."  Our principal executive offices are located at 834-F South Perry Street, Suite 443, Castle Rock, CO 80104, and our telephone number is (303) 545-5550. Our website address is www.venaxis.com. The information contained on, or accessible through, our website is not part of this prospectus or any prospectus supplement.

THIS OFFERING

Shares of common stock outstanding prior to this offering	5,392,503	(1)

Shares being offered by the Selling Stockholders	214,333	(2)

Shares of common stock to be outstanding after the offering	5,606,836	(1)(2)

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors” beginning on page 3.

NASDAQ Symbol	BIOP

(1) As of July 14, 2017.
(2) Assumes the exercise and sale of all options and restricted stock grants being offered by the Selling Stockholders.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Additional Information Available to You”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”, which represent the Company’s current expectations or beliefs including, but not limited to, statements concerning the Company’s operations, performance, financial condition and growth. For this purpose, any statements contained in this prospectus that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “anticipation”, “intend”, “could”, “estimate”, or “continue” or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, and the ability of the Company to continue its growth strategy and competition, certain of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

The table below based upon information currently known by us, sets forth as of July 14, 2017, (i) the number of shares held of record or beneficially by the Selling Stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by each Selling Stockholder.  We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our common stock issued to them pursuant to the Plan, including shares of common stock issuable upon exercise of options issued pursuant to the Plan. Beneficial ownership includes shares of Common Stock plus any securities held by the holder exercisable for or convertible into shares of Common Stock within 60 days after July 14, 2017, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below. We do not know when or in what amounts a selling stockholder may sell or otherwise dispose of the shares of Common Stock covered hereby. The selling stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the selling stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby are sold by the selling stockholders pursuant to this prospectus.

All Selling Stockholders named are current or former officers or directors of us.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated below, to our knowledge, no persons named in the table are a broker-dealer or affiliate of a broker-dealer.  Unless otherwise indicated, all addresses are c/o Bioptix, Inc., 834-F South Perry Street, Suite 443, Castle Rock, CO 80104.
We will, from time to time, supplement this prospectus in order to reflect grants under the Plan and/or to name grantees who are officers and/or directors as Selling Stockholders.

Name	Number of Shares Beneficially Owned Prior to Offering		Shares Offered in this Offering(1)		Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering**
Michael M. Beeghley	26,918	(2)	106,333	(3)	0	*
John R. O’Rourke, III	33,509	(4)	35,000	(5)	23,300	*
Mike Dai	5,833	(6)	20,000	(7)	0	*
Andrew J. Kaplan	2,000	(8)	12,000	(9)	0	*
Jeffrey McGonegal	22,072	(10)	41,000	(11)	1,072	*
TOTAL			214,333

*     Less than 1%
**  Based upon 5,392,503 shares of Common Stock issued and outstanding as of July 14, 2017.

(1)	Assumes the exercise and sale of all options and restricted stock grants being offered by the Selling Stockholders.
(2)
Includes (i) options currently exercisable or exercisable within 60 days to purchase an aggregate of 2,333 shares at an exercise price of $3.00 per share, (ii) 20,418 vested shares pursuant to a restricted stock award of an aggregate of 70,000 shares under the Plan, which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of February 3, 2017, (iii) options currently exercisable or exercisable within 60 days to purchase an aggregate of 4,167 shares pursuant to the Plan, out of a total of 20,000 at an exercise price of $4.02 per share, which vests in 24 equal monthly installments over a two year period, beginning on the one month anniversary of April 7, 2017. Excludes options to acquire 14,000 shares, at an exercise price of $3.00 per share, which vest in three equal installments annually, commencing November 30, 2017. Mr. Beeghley serves as the Company’s Chief Executive Officer and Chairman of the Board of Directors.

(3)	The shares of common stock registered for resale hereunder represent shares issuable upon exercise of vested and unvested stock options and from vested and unvested restricted stock units.
(4)
Includes (i) 10,209 vested shares pursuant to a restricted stock award of an aggregate of 35,000 shares pursuant to the Plan which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of February 3, 2017 and (ii) an aggregate of 23,300 shares held by ATG Capital LLC ("ATG"), for which Mr. O'Rourke is the managing member and sole beneficiary and in such capacity holds voting and dispositive power over the securities held by ATG. Mr. O’Rourke serves as a director of the Company.

(5)	The shares of common stock registered for resale hereunder represent shares from vested and unvested restricted stock units.

(6)
Includes 5,833 vested shares pursuant to a restricted stock award of an aggregate of 20,000 shares pursuant to the Plan which shall vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of February 3, 2017. Mr. Dai serves as a director of the Company.

(7)	The shares of common stock registered for resale hereunder represent shares from vested and unvested restricted stock units.
(8)
Includes 2,000 vested shares pursuant to a restricted stock award of an aggregate of 12,000 shares under the Plan, which vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of May 5, 2017. Mr. Kaplan serves as a director of the Company.

(9)	The shares of common stock registered for resale hereunder represent shares from vested and unvested restricted stock units.
(10)
Includes 1,072 shares of common stock owned by Mr. McGonegal or his IRA, options currently exercisable to purchase an aggregate of 21,000 shares pursuant to the Plan, at an exercise price of $4.02 per share. Excludes 20,000 shares pursuant to a restricted stock award under the Plan, which vest as of April 30, 2018. Mr. McGonegal serves as Chief Financial Officer of the Company.

(11)	The shares of common stock registered for resale hereunder represent shares from exercise of vested stock options and from unvested restricted stock units.
PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common stock covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the Selling Stockholders determine from time to time.

Manner of Sale

The common stock may be sold by means of one or more of the following methods:
1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The Selling Stockholders may sell their common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common stock. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders , or, if any such broker-dealer acts as agent for the purchaser of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of common stock at a stipulated price per common stock, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire stock as principal may thereafter resell the common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Sales Pursuant to Rule 144

Any common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

Each Selling Stockholder will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.
Penny Stock Rules

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $4.00 per share or an exercise price of less than $4.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $10,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Kesner LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheet of Bioptix, Inc. and Subsidiary, as of December 31, 2016, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph relating to auditing the adjustments to the 2015 financial statements to retrospectively reflect the reverse stock split.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements, incorporated herein by reference, for the year ended December 31, 2015 have been audited by GHP Horwath, P.C. ("GHP"), independent registered public accounting firm, for the period and to the extent set forth in their report.  Their report includes an explanatory paragraph relating to the effects of the adjustments to retroactively apply the impact of the reverse stock split to the December 31, 2015 financial statements. Such financial statements have been so incorporated in reliance upon the report of such firm given upon the firm's authority as an expert in auditing and accounting.

Effective January 1, 2017, the partners and employees of GHP joined another independent registered public accounting firm.  As of January 13, 2017, the client-auditor relationship between us and GHP ceased.  On February 3, 2017, our Board of Directors appointed EisnerAmper LLP as our independent registered public accounting firm

INTERESTS OF NAMED EXPERTS AND COUNSEL

 No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-8 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits.

The Securities and Exchange Commission permits us to "incorporate by reference" the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017 and the Annual Report on Form 10-K/A filed on April 27, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed on May 15, 2017;

•	Definitive Proxy Statement 14A filed on July 10, 2017;

•
Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 6, 2017, January 11, 2017, January 20, 2017, January 20, 2017, February 8, 2017, February 9, 2017, February 9, 2017, March 16, 2017, March 17, 2017, April 7, 2017, April 13, 2017, May 8, 2017, May 18, 2017, May 25, 2017, June 15, 2017 and July 3, 2017.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 545-5550 or by writing to us at the following address: Bioptix, Inc., 834-F South Perry Street, Suite 443
Castle Rock, CO 80104.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

As permitted by the Colorado Business Corporation Act, we have adopted provisions in our restated certificate of incorporation and restated by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions;

●	violations of certain laws; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

●	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Colorado Business Corporation Act; and

●	we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

The Colorado Business Corporation Act allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. As permitted by the SEC's rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC's public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC's website at http://www.sec.gov.  In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.venaxis.com.

214,333 SHARES OF COMMON STOCK

PROSPECTUS

July 19, 2017

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

•	Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017 and the Annual Report on Form 10-K/A filed on April 27, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed on May 15, 2017;

•	Definitive Proxy Statement 14A filed on July 10, 2017;

•
Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 6, 2017, January 11, 2017, January 20, 2017, January 20, 2017, February 8, 2017, February 9, 2017, February 9, 2017, March 16, 2017, March 17, 2017, April 7, 2017, April 13, 2017, May 8, 2017, May 18, 2017, May 25, 2017, June 15, 2017 and July 3, 2017.

We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws require us to indemnify our officers, directors, employees and agents against reasonably incurred expenses (including legal fees), judgments, penalties, fines and amounts incurred in the settlement of any action, suit or proceeding if it is determined that such person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in our best interest, (ii) in all other cases (except criminal proceedings) that his conduct was at least not opposed to our best interests, or (iii) in the case of any criminal proceeding, that he has not reasonable cause to believe that his conduct was unlawful.

This determination shall be made by a majority vote of directors at a meeting at which a quorum is present, provided however that the quorum can only consist of directors not parties to the proceeding.  If a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board, consisting of two or more directors who are not parties to the proceeding.  Directors who are parties to the proceeding may participate in the designation of members to serve on the committee.  If a quorum of the board or a committee cannot be established, the determination may be made (i) by independent legal counsel selected by a vote of the board of directors or committee in the manner described in this paragraph or, if a quorum cannot be obtained or a committee cannot be established, by independent legal counsel selected by a majority of the full board (including directors who are parties to the proceeding) or (ii) by a vote of the shareholders.  Any officer, director, employee or agent may seek court-ordered indemnification from the court conducting the proceeding.  The court may then determine whether such person should be entitled to indemnification.

Section 7−108−402 of the Colorado Business Corporation Act (the "Act") provides, generally, that the Articles of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7−108−403 of the Act (unlawful distributions), or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  Our Articles of Incorporation contain such a provision.

Section 7−109−103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a "Director") of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's Articles of Incorporation.

Section 7−109−102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit.  Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See Exhibit Index following signature page.

 ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial   bona fide   offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial   bona fide   offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the first paragraph of Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, and State of Colorado, on the 19th day of July 2017.

Bioptix, Inc.

By:	/s/ Michael M. Beeghley
Michael M. Beeghley
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jeff McGonegal
Jeff McGonegal
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitute and appoint Michael M. Beeghley and Jeffrey G. McGonegal and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael M. Beeghley	Chief Executive Officer, Chairman, Director	July 19, 2017
Michael M. Beeghley	(Principal Executive Officer)

/s/ Jeff McGonegal	Chief Financial Officer	July 19, 2017
Jeff McGonegal	(Principal Financial and Accounting Officer)

/s/ John R. O'Rourke	Director	July 19, 2017
John R. O'Rourke

/s/ Mike Dai	Director	July 19, 2017
Mike Dai

/s/ Andrew J. Kaplan	Director	July 19, 2017
Andrew J. Kaplan

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1	Amended and Restated Articles of Incorporation, as amended, as of March 29, 2017 (Incorporated by reference from Registrant's Current Report on Form 8-K, filed March 29, 2016)
4.2	Articles of Amendment to the Articles of Incorporation, effective as of December 1, 2016 (Incorporated by reference from Registrant's Current Report on Form 8-K, filed December 2, 2016)
4.3	Amended and Restated Bylaws, effective March 27, 2008 (Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q, filed May 15, 2008)
4.4
Bioptix, Inc. Amended & Restated Equity Incentive Plan, effective November 30, 2016 (Incorporated by reference from the Registrant's Report on Form 8-K, effective November 30, 2016 and filed December 2, 2016).

4.5	Specimen Certificate of Common Stock (Incorporated by reference from the Registrant's Report on Form 8‑K, dated and filed June 25, 2012)
5.1	Opinion of counsel as to the legality of the securities being registered*
23.1	Consent of counsel (included in Exhibit 5.1)*
23.2	Consent of EisnerAmper LLP*
23.3	Consent of GHP Horwath, P.C.*
24.1	Power of Attorney (included on signature pages to the registration statement)

* Filed herewith